EXHIBIT D-2

                       FORM OF ERISA REPRESENTATION LETTER

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LaSalle National Bank, as Trustee
  and Certificate Registrar
135 South LaSalle Street, 17th Floor
Chicago, Illinois  60603
Attention:  Corporate Trust Administration

Asset Securitization Corporation
Two World Financial Center
Building B, 21st Floor
New York, New York  10281
Attention:  Perry Gershon
            Sheryl McAfee

Re:  Asset   Securitization   Corporation,   Commercial  Mortgage   Pass-Through
     Certificates, Series 1996 - MD VI, Class [B-1, B-1H, P-IO, V-1, V-2, R, LR]
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Ladies  and  Gentlemen:

     ----------------------------- (the "Purchaser") intends to purchase from -------------------------- (the "Seller") $---------- initial Certificate
Balance or -----% Percentage Interest of Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1996 - MD VI, Class [B-1, B-1H, P-IO, V-1, V-2, R, LR], CUSIP No. 045424--------- (the "Certificates"),
issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of December 17, 1996, by and among Asset Securitization Corporation, as depositor (the "Depositor"), AMRESCO Management, Inc., as servicer and special servicer, LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Certificate Registrar and the Trustee that:

     1. The Purchaser is not (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Code, or any essentially similar Federal, State or local law (a "Similar Law") (each, a "Plan"), nor (b) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would not constitute or result in a prohibited transaction within the meaning of Section 406 or 407 or ERISA,
Section 4975 of the Code, or a materially similar characterization under any Similar Law.[; and

     2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or 1(b) above, except in the case of the Class R or Class LR Certificate, which may not be transferred unless the transferee represents it is not such a Person, such Purchaser is required to provide to the Depositor, the Trustee and the Certificate Registrar an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Certificate Registrar that the purchase or holding of the Certificates will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code, will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the Servicer, the Depositor, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code), which Opinion of Counsel shall not be at the expense of the Servicer, the Depositor, the Trustee or the Certificate Registrar.

     IN WITNESS WHEREOF, the Purchaser hereby executes the ERISA Representation Letter on --------------- --, ----.

                                   Very truly yours,


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                                   By:--------------------------------------
                                      Name:---------------------------------
                                      Title:--------------------------------